    AS filed with the Securities and Exchange Commission on October 1, 1996

                                           Registration No. 33 -_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                              --------------------

                                TOM BROWN, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                                          95-1949781
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

   508 WEST WALL STREET, SUITE 500                       79701
             MIDLAND, TEXAS                            (Zip Code)
(Address of principal executive offices)

                     TOM BROWN, INC. 1993 STOCK OPTION PLAN
                            (Full title of the plan)

                                DONALD L. EVANS
         Chairman of the Board of Directors and Chief Executive Officer
                           500 Empire Plaza Building
                              Midland, Texas 79701
                    (Name and address of agent for service)

                                  915-682-9715
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                               Thomas W. Ortloff
                            Lynch, Chappell & Alsup
                          300 N. Marienfeld, Suite 700
                              Midland, Texas 79701
                                 (915) 683-3351

                        CALCULATION OF REGISTRATION FEE

=============================================================================================
                                           Proposed          Proposed
                                           Maximum           Maximum             Amount of
Title of Securities     Amount to be     Offering Price      Aggregate          Registration
To Be Registered         Registered        Per Share*      Offering Price          Fee
---------------------------------------------------------------------------------------------
Common Stock,
 $.10 par value         275,000           $17.9375           $4,932,813          $1,700.97
----------------------------------------------------------------------------------------------

* Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of Common Stock of Tom Brown, Inc. on September 26, 1996.

                                EXPLANATORY NOTE

   This Registration Statement relates to the registration of 275,000 additional shares of Common Stock authorized for issuance under the Registrant's 1993 Stock Option Plan. Accordingly, pursuant to General Instruction "E" of Form S-8, the contents of the Registrant's Registration Statement No. 33-60842 are hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

   The validity of the issuance of the Common Stock issuable upon exercise of the options has been passed upon for the Registrant by Lynch, Chappell & Alsup, a Professional Corporation, Midland, Texas. James M. Alsup, a shareholder in the firm of Lynch, Chappell & Alsup, is the Secretary of the Registrant and the beneficial owner of 10,000 shares of Common Stock.

ITEM 8. EXHIBITS

Exhibit No.                                               Description
----------                                                -----------
  4.1 --    Certificate of Incorporation, as amended, of Registrant (Incorporated by reference to Exhibit No. 4 in the
            Registrant's Form 10-Q Report for the quarterly period ended June 30, 1996 and filed with the Securities and
            Exchange Commission on August 14, 1996)

  4.2 --    Bylaws of Registrant (Incorporated by reference to Exhibit No. 3.2 in the Registrant's Form 8-B Registration
            Statement dated July 15, 1987 and filed with the Securities and Exchange Commission on July 17, 1987)

  4.3 --    Rights Agreement dated as of March 5, 1991 between the Registrant and American Stock Transfer & Trust
            Company (Incorporated by reference to Exhibit No. 4(a) in the Registrant's Form 8-K Report dated March 12,
            1991 and filed with the Securities and Exchange Commission on March 15, 1991)

  5.1 --    Opinion and Consent of Lynch, Chappell & Alsup, a Professional Corporation

 23.1 --    Consent of Arthur Andersen LLP

 25.1 --    Power of Attorney contained on Page 6 hereof

ITEM 9.  UNDERTAKINGS

          (1) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of Registrant's Annual Report to Stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

          (2) The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Tom Brown, Inc. 1993 Stock Option Plan, who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

          (3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4)    The undersigned Registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                       (i)       To include any prospectus required by
                 Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (4)(a)(i) and (4)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duty caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, Texas, on the 30th day of September, 1996.



                                            TOM BROWN, INC.


                                            BY: /s/ DONALD L. EVANS
                                               ------------------------
                                               Donald L. Evans, Chairman of
                                               the Board of Directors and Chief
                                               Executive Officer

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald L. Evans and R. Kim Harris and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them severally, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated,



   SIGNATURE                         Title                              Date
-----------------                 ------------                       -----------

/s/ DONALD L. EVANS          Chairman of the Board of Directors
--------------------------    and Chief Executive Officer
Donald L. Evans               (Principal Executive Officer)          September 30, 1996

/s/ WILLIAM R. GRANBERRY     President, Chief Operating
--------------------------     Officer and Director                  September 30, 1996
William R. Granberry

/s/ R. KIM HARRIS            Controller (Principal Financial
--------------------------     Officer)                              September 30, 1996
R. Kim Harris

/s/ THOMAS C. BROWN          Director                                September 30, 1996
--------------------------
Thomas C. Brown

/s/ DAVID M. CARMICHAEL      Director                                September 30, 1996
---------------------------
David M. Carmichael

/s/ HENRY GROPPE             Director                                September 30, 1996
---------------------------
Henry Groppe

/s/ EDWARD W. LeBARON, JR.   Director                                September 30, 1996
---------------------------
Edward W. LeBaron, Jr.

/s/ GEORGE M. SIMMONS        Director                                September 30, 1996
---------------------------
George M. Simmons

/s/ JAMES B. WALLACE         Director                                September 30, 1996
---------------------------
James B. Wallace

/s/ ROBERT H. WHILDEN, JR.   Director                                September 30, 1996
---------------------------
Robert H. Whilden, Jr.

                              INDEX TO EXHIBITS

  Exhibit No.                        Description
  ----------                         -----------
   4.1 --      Certificate of Incorporation, as amended, of Registrant (Incorporated by reference to Exhibit No. 4 in the
               Registrant's Form 10-Q Report for the quarterly period ended June 30, 1996 and filed with the Securities and
               Exchange Commission on August 14, 1996)

   4.2 --      Bylaws of Registrant (Incorporated by reference to Exhibit No. 3.2 in the Registrant's Form 8-B Registration
               Statement dated July 15, 1987 and filed with the Securities and Exchange Commission on July 17, 1987)

   4.3 --      Rights Agreement dated as of March 5, 1991 between the Registrant and American Stock Transfer & Trust
               Company (Incorporated by reference to Exhibit No. 4(a) in the Registrant's Form 8-K Report dated March 12,
               1991 and filed with the Securities and Exchange Commission on March 15, 1991)

   5.1 --      Opinion and Consent of Lynch, Chappell & Alsup, a Professional Corporation

  23.1 --      Consent of Arthur Andersen LLP

  25.1 --      Power of Attorney contained on Page 6 hereof